             SECURITIES AND EXCHANGE COMMISSION

                   Washington, D.C.  20549


                          FORM 8-K

                       CURRENT REPORT

             Pursuant to Section 13 or 15(d) of
             The Securities Exchange Act of 1934


        Date of Report (date of earliest event reported):
                     December 18, 1998



                     XEROX CORPORATION
   (Exact name of registrant as specified in its charter)



 New York              1-4471                16-0468020
 (State or other       (Commission File      (IRS Employer
 jurisdiction of       Number)               Identification
 incorporation)                              No.)


                   800 Long Ridge Road
                     P. O. Box 1600
            Stamford, Connecticut  06904-1600
    (Address of principal executive offices)(Zip Code)


    Registrant's telephone number, including area code:
                      (203) 968-3000


             This document consists of 2 pages.

Item 5.   Other Events

On December 18, 1998, three former employees of Crum & Forster Holdings, Inc. (a former subsidiary of Registrant) ("C&F") filed a lawsuit in the United States District Court for the District of New Jersey claiming wrongful termination of their participation in the Xerox Corporation Employee Stock Ownership Plan ("ESOP"). Registrant, the ESOP, C&F and the company that acquired C&F are named defendants. Plaintiffs purport to bring this action on behalf of themselves and a class of approximately 10,000 persons who were employed by C&F (or one of its insurance subsidiaries which also participated in the ESOP) from July 1, 1989 through December 31, 1993. Plaintiffs assert violations of the Employee Retirement Income Security Act, breach of contract, conversion, unjust enrichment and fraudulent misrepresentation. They are seeking approximately $250,000,000 in damages.

The foregoing action is related to an action previously filed in the United States District Court for the Western District of Texas. The Texas plaintiffs did not specify their damages, but they are seeking certification of a similar class of former ESOP participants. Plaintiffs' motion for class certification and Registrant's motion to dismiss the Texas action are still pending.

Registrant denies any wrongdoing and intends to vigorously defend both actions.


------------------------------------------------------------

                        SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly authorized this report to be signed on its behalf by the undersigned duly authorized.


                                     XEROX CORPORATION

                                     By: MARTIN S. WAGNER
                                         Assistant Secretary

Dated: January 29, 1999

                           -- 2 --